DURLACHER                       Durlacher Limited     Tel 020 7459 3600
                                Moorgate Hall         Fax 020 7459 3609
                                155 Moorgate          Email infor@durlacher.com
                                London EC2M 6XB       Web www.durlacher.com


PRIVATE & CONFIDENTIAL
----------------------

The Directors
Tiger Telematics, Inc ("Tiger")
Suite 600
10210 Centurion Parkway North
Jacksonville
FL 32216
USA



                                                                 25 October 2004


 For the attention of Mike Carrender (Chairman and Chief Executive Officer) and
 ------------------------------------------------------------------------------
       Carl Freer (Managing Director, Gizmondo Europe Limited)("Gizmondo")
       -------------------------------------------------------------------



Dear Sirs,

   Tiger Telematics, Inc (the "Company", to include any holding company of the company, subsidiary, associated company, affiliate company or successor entity)

   Potential acquisition of certain subsidiaries or assets and liabilities of Warthog plc ("Warthog" or the "Vendor") (the "Transaction")

This letter sets out the terms of engagement of Durlacher Ltd ("Durlacher") by the Company to act for it as its exclusive financial adviser in relation to the Transaction (the "Engagement"). It is understood that the Transaction may include some or all of the businesses, subsidiaries, assets and liabilities currently owned by Warthog plc and that the consideration is likely to comprise a combination of Tiger shares and a smaller element of cash. For the avoidance of doubt, the terms of the Engagement represent an agreed basis for an assets and liabilities transaction only and assume the completion of the transaction within 30 days. In the event that the transaction were to become a UK offer or reverse takeover governed by the City Code on Takeovers and Mergers, Durlacher would need to propose and agree an alternative fee structure, likely to encompass a higher monthly retainer (reflecting a greater complexity of issues to contend with), documentation fee and a success fee.

Durlacher's Standard Terms and Conditions and Indemnity are contained in Schedules 3 and 4 respectively of this letter and are deemed to form an integral part of the Engagement.

Durlacher has provided and will provide formal advice to the Company and its Board of Directors in relation to the Transaction as specifically set out in
Schedule 1 to this letter. In consideration of the services to be rendered by Durlacher, the Company shall pay or procure payment to Durlacher of the sums set out in Schedule 2 to this letter, plus VAT if applicable, at the times stated in
Schedule 2. Durlacher will deliver to the Company proper VAT invoices as applicable prior to the time payment is due.

DURLACHER


Durlacher's obligation in relation to the Engagement is to advise the Company as we see fit, in what we perceive to be the Company's best interests, in the light of circumstances prevailing at the time at which such advice is given. For the avoidance of doubt, Durlacher shall not be responsible for providing any advice in relation to the Company's obligations to the SEC, NASDAQ or any other responsibilities under US law or any other US regulatory body.

Durlacher is a financial institution which is a member of the London Stock Exchange Plc and regulated by the FSA pursuant to the provisions of the Financial Services and Markets Act 2000.

This Engagement shall be deemed to have commenced on 12 October 2004.

The schedules hereto are deemed to be incorporated in this letter. Please sign and return the attached copy of this letter to indicate your agreement to its terms.

Yours faithfully,


............................                    ...........................
For and on behalf of                           For and on behalf of
Durlacher Limited                              Durlacher Limited
Duly authorised                                Duly authorised

Date: .....................                    Date: .....................




We confirm our agreement to the contents of this letter and the Schedules hereto.

Executed  as a Deed  by  Tiger  Telematics,  Inc
Acting by two of its directors
Duly authorised




............................                    ...........................
Director                                       Director

DURLACHER

                                   SCHEDULE 1
                                   ----------

                   Description of the services to be provided
                           by Durlacher to the Company

1 Providing preliminary advice to the Company in relation to the Transaction, including in respect of possible structures to facilitate a transaction (including alternatives to Transaction as currently proposed) and possible shareholder reaction.

2 Providing on-going advice to the Company in relation to the Transaction as required by the Company, the London Stock Exchange and, if applicable, the Panel on Takeovers and Mergers, including advice on compliance with the AIM Rules (and any other requirements of the London Stock Exchange) and, if applicable, initial advice only on the City Code on Takeovers and Mergers. To the extent necessary and appropriate, Durlacher shall advise and liaise with the AIM Team of the London Stock Exchange and the Takeover Panel on behalf of the Company in relation to the Transaction.

3 Participation in negotiations with the vendor and its advisers and provision of advice on tactics for completing a transaction

4 Project management and assistance in co-ordinating other advisers in reviewing due diligence on commercial, technical, legal and financial matters

5 Review of and provision of comments on the draft heads of terms and the sale and purchase agreement, in conjunction with your legal advisers

6 Assistance to you, in conjunction with your other advisers, on UK aspects with respect to the preparation of any documents, shareholder or press announcements issued by or on behalf of Tiger Telematics, Inc, and /or Gizmondo Europe Limited in connection with the proposed transaction

7 Advice, to the extent necessary, on the appropriate timetable and process for the transaction from a UK perspective

8 Provision of advice in relation to the response to any competing offers that may be made by another party for the target assets and operations, including possible offers for the equity of the Vendor itself

9 Consideration, together with your PR and other advisers, of prospective questions and answers ("Q&A") in relation to the Transaction

10 Undertaking such other tasks, on a reasonable endeavours basis, as may be agreed between Tiger Telematics or Gizomondo Europe Limited and Durlacher that are necessary to achieve a successful outcome to the transaction.

DURLACHER


                                   SCHEDULE 2
                                   ----------

                         Fees, Commissions and Expenses

1 For the services described in Schedule 1, a non-refundable retainer of 25,000 GBP (plus VAT if applicable) will be payable by the Company to Durlacher upon signing of this Engagement.

2 In the event of successful completion of the Transaction, a success fee of 50,000 GBP (plus VAT if applicable) will be payable by the Company to Durlacher. Successful completion of the Transaction shall be deemed to have occurred upon the signing of the sale and purchase agreement in respect of the Transaction. For the avoidance of doubt, the timing of payment for this fee shall not be contingent upon the release of any funds or securities held in escrow to satisfy part or all of the consideration to be paid in the Transaction, nor shall it be dependent in any way upon any other conditionality contained within the sale and purchase agreement.

       For the purpose of this Engagement, the Transaction shall mean any agreement or series or combination of agreements whereby, directly or indirectly, a material interest in some or all of the businesses, subsidiaries, assets or liabilities of Warthog plc is transferred to the Company for consideration, including, without limitation, a sale or exchange of capital stock or assets, a lease of assets with or without a purchase option, a merger or consolidation, a tender or exchange offer, a leveraged buy-out, the formation of a joint venture, minority investment or partnership.

3 All out of pocket expenses incurred by Durlacher, at its reasonable discretion, payable as notified to the Company. For the avoidance of doubt such expenses may include costs of legal advice, provision of conference call facilities, travel and subsistence.

DURLACHER

                                   SCHEDULE 3
                                   ----------

1.     Application
       -----------

       These are the standard terms and conditions, on and subject to which, Durlacher will provide any services to the Company. These standard terms and conditions remain in full force and effect unless and until the relationship between Durlacher and the Company is terminated in accordance with paragraph 13. Where there is any conflict between the express terms of any letter of engagement from Durlacher to the Company (an "Engagement Letter") and these terms and conditions, the existing Engagement Letter will prevail.

2.     Durlacher Advice
       ----------------

       The Company agrees that any advice rendered by Durlacher is provided solely for the purposes of any relevant engagement between Durlacher and the Company and for the Company's benefit and may not be used or relied on for any other purpose without the prior written consent of Durlacher. No reference to Durlacher or to its advice is to be made in any publication made by the Company or any holding company of the Company or by any subsidiary or associated company of such holding company (together "the Group") or on their behalf, without the prior consent of Durlacher unless required by any legal or regulatory obligation.

3.     Fees, Commissions and Expenses
       ------------------------------

       Any fees, commissions or expenses payable as described in Schedule 2 may be invoiced by Durlacher Limited, Durlacher Corporation plc or other companies owned by Durlacher Corporation plc, as appropriate. To the extent that Durlacher incurs charges on the Company's behalf such as London Stock Exchange or Takeover Panel fees or charges for issuing announcements via a primary information provider, such fees will be recharged to the Company.

4.     Indemnity
       ---------

       The indemnity contained in Schedule 4 is deemed to be part of this letter. By executing the counterpart of this letter the Company accepts such terms and conditions and agrees to be bound by the indemnity contained in Schedule 4.

5.     Provision of Information
       ------------------------

       The Company agrees that it will provide all information concerning the business and affairs of the Group which is relevant to Durlacher for the provision of the services pursuant to any Engagement Letter and to provide all such other information as Durlacher may reasonably request. The Company undertakes that all information so provided shall be true and accurate in all material respects, will not be misleading, and will not contain any material omissions. The Company agrees with Durlacher that Durlacher will not be responsible for the verification of any such information and shall accept no responsibility for its accuracy. The Company undertakes that every statement of opinion or intention therein will be honestly held and fairly based and that if anything occurs within a reasonable time thereafter to render any such

DURLACHER




       statement untrue, unfair or misleading, it will promptly notify Durlacher and take all steps as Durlacher may require to correct such statement.

6.     Approval of Documents
       ---------------------

       The Company agrees that it will not, and it will procure, in so far as it is legally able, that none of its officers, directors, employees, representatives and agents from time to time, subsidiaries, holding company (if any) and each of the subsidiaries of such holding company and each of their respective officers, directors, employees, representatives and agents from time to time (all together called "Associates") will, publish or permit or procure the publication of any document, statement or communication in connection with or relating to Durlacher for the provision of the services pursuant to these terms and conditions and/or any Engagement Letter without the prior consent of Durlacher. Durlacher shall not be responsible for ensuring the truth, accuracy, completeness or fairness of any statement or publication made by or on behalf of the Company or any of its advisers in connection or relating to Durlacher for the provision of the services pursuant to these terms and conditions and/or any Engagement Letter , this being the sole responsibility of the Company and its Directors. The Company will ensure that every announcement, public statement or document made or published by the Company or any Associate or on its or their behalf relating to Durlacher for the provision of the services pursuant to these terms and conditions and/or any Engagement Letter will comply with all applicable laws and regulations. If for any reason any such document, statement or communication is published or made without the consent of Durlacher the Company acknowledges that Durlacher shall be entitled to publish any documents, statements or communications as it thinks fit in the interests of Durlacher.

7.     Powers of Durlacher
       -------------------

       The Engagement confers on Durlacher all powers, authorities and discretions on the Company's behalf which are necessary for, reasonably incidental to, or customary in the provision of, the services to be provided pursuant to that engagement. The Company hereby agrees to ratify and confirm everything, which Durlacher shall lawfully and reasonably do in the exercise of such powers, authorities and discretion.

8.     Material Interests
       ------------------

       So far as Durlacher's own activities are concerned, potential conflicts may on occasion arise between its duties to the Company and to other of its clients and between its duties to the Company and its own interests. Durlacher has established, as permitted under the Rules of the FSA, "Chinese Wall" procedures designed to ensure that in providing corporate finance services to any particular client, the individuals are insulated from information known to individuals working in other divisions.

       The Company accepts that Durlacher may, on occasion, have interests or duties which conflict with the Company's interests and would otherwise conflict with the duties owed by Durlacher to the Company. Durlacher will be obliged to disregard any such interest when it is acting for the Company.

DURLACHER


       The Company also accepts that, in acting for it, Durlacher will not be required to disclose to it, nor to make use for its benefit of, any information known to Durlacher which (i) belongs to or is confidential to another client of Durlacher or (ii) belongs to or is confidential to any of its holding company, subsidiary or fellow subsidiary or (iii) which belongs to or is confidential to Durlacher and relates to some other part of its business than the provision of corporate finance services.

9.     Confidentiality
       ---------------

       Each of Durlacher and the Company undertakes to keep confidential any confidential information concerning the business, affairs, directors or employees of the other which comes into its possession during any engagement and not to use any such information for any purposes other than that for which it was provided. The Company acknowledges and accepts that Durlacher (or a Durlacher Associate, as defined in Schedule 4) may be required or that it may be, having regards to the circumstances be reasonably advisable for Durlacher or a Durlacher Associate to disclose information and deliver documentation relating to the Company to governmental or regulatory agencies and authorities and expressly authorises any such disclosure and delivery. All correspondence or documentation written by or contributed to by Durlacher or any Durlacher Associate in relation to any engagement and in the custody or control shall remain the sole property of Durlacher.

       The Company acknowledges and accepts that Durlacher may be prohibited or that it may be inappropriate for Durlacher to disclose information to the Company by reason of law or duties of confidentiality owed to other persons.

       The Company agrees that Durlacher may, with the prior consent of the Company and if appropriate and on a confidential basis, provide any Durlacher Associate, which could assist in the provision of services by Durlacher pursuant to these terms and conditions and/or any Engagement Letter, with relevant information about the Group or that engagement.

10.    Company's Money
       ---------------

       Funds belonging to the Company which come under the custody or control of Durlacher or any Durlacher Associate during the provision of its services hereunder shall be treated as client money for the purposes of the Client Money Rules contained in the FSA Handbook - Conduct of Business Rules where those Regulations require Durlacher or the Durlacher Associate to do so.

11.    Legal and Regulatory Requirements
       ---------------------------------

       The Company confirms and undertakes that it has all necessary powers and has obtained all necessary authorisations, consents and approvals validly and lawfully to enter into any relevant Engagement Letter, these terms and conditions and the indemnity comprised in Schedule 4.

       The Company undertakes that (save as expressly disclosed to Durlacher in writing) it has and undertakes that it shall maintain all necessary consents and authorisations for Durlacher to carry out any relevant engagement. The Company agrees that it will comply and will, in so far

DURLACHER




       as it is legally able, procure that all its Associates will comply, in all material respects, with all relevant laws and regulations in any relevant jurisdiction including, in relation to the United Kingdom all relevant provisions of the Companies Acts, the Financial Services and Markets Act 2000, The Public Offers of Securities Regulations 1995, the Criminal Justice Act 1993, the City Code on Takeovers and Mergers, the Substantial Acquisition Rules, the instructions of the Panel on Takeovers and Mergers and the Rules and Regulations of the London Stock Exchange, Alternative Investment Market and Ofex (as applicable). In carrying out its obligations to the Company pursuant to the Engagement Letter, Durlacher is also subject to (as well as the range of applicable laws) a number of rules and regulations and the requirements of a number of regulators. The Company agrees that the duties of Durlacher to it will not restrict the freedom of Durlacher to take all steps which Durlacher considers to be reasonably necessary to comply with the laws, rules and regulations applicable to Durlacher.

       The Company undertakes to obtain appropriate advice (including legal advice) in respect of all laws and regulations which may be applicable to it in the UK or any other jurisdiction in connection with any engagement and to communicate such advice to Durlacher if it is or may be relevant to the carrying out by Durlacher of its services to the Company.

12.    Transactions in Investments
       ---------------------------

       Any transactions and/or investments undertaken by Durlacher for or on behalf of the Company will be undertaken subject to the Rules of the FSA and the rules and customs of the exchange or market and/or any clearing house on or through which such transactions are undertaken, settled or executed.

       The  Company  will  consult  and notify  Durlacher  (through  Durlacher's corporate finance department) before any dealings take place in its securities or those of any company in relation to which Durlacher is advising the Company, by the Company or any of its directors or employees (and connected persons within the meaning of paragraph 11 of the appendix to Chapter 16 of the Listing Rules of the London Stock Exchange), and such dealings should usually be dealt through Durlacher unless specifically agreed otherwise.

13.    Termination
       -----------

       Either Durlacher or the Company may terminate the engagement covered by this agreement by giving one month's written notice to the other party. The Company shall be liable to pay all fees covered in Schedule 2 of this letter up to and including the date on which any notice to terminate takes effect (on a pro rata basis if applicable). Termination will be effective upon receipt of such notice. Termination will not affect any accrued legal rights or obligations which may have already accrued nor will it affect the provisions of this Schedule 3 of this Engagement Letter, paragraph 9 of this letter or the indemnity contained in Schedule 4 which will remain in full force and effect. In the event that the Company, its board of directors, shareholders and/or creditors files any petition or commences proceedings relating to the liquidation and/or purported or actual insolvency of the Company or other like event regarding the financial standing of the Company, Durlacher may chose to terminate immediately its engagement hereunder and any obligation or liability hereunder shall cease. In such event the Company hereby agrees that Durlacher shall be entitled to advise any party in whatever manner

DURLACHER




       it so chooses in respect of any matter relating to the Company or its assets and shall not be in any breach of confidentiality and shall have no conflict of interest arising hereunder.


14.    Use of Sub-Agents
       -----------------

       Durlacher may, with the prior written consent of the Company, in providing services to the Company hereunder employ such sub-agents (including any Durlacher or Durlacher Corporation plc subsidiaries or Associates as defined in Schedule 3) as it may reasonably determine and on such terms and on such conditions as it may reasonably determine, having, prior to the agreement of the same, consulted the Company in relation thereto and the fees and expenses of any such sub-agent shall, provided they have been agreed in writing by the Company or are equal to or less than an estimate previously approved by the Company, be paid or reimbursed by the Company pursuant to paragraph 3 above.

15.    Force Majeure
       -------------

       In the event of any failure, interruption or delay in the performance of the obligations of Durlacher hereunder resulting from acts, events or circumstances not reasonably in its control, including, but not limited to, industrial disputes, acts or regulations of any government or supranational bodies or authorities, Durlacher shall not be liable or have any responsibility of any kind for any loss or damage incurred or suffered by the Company or any Associate as a result thereof.

16.    Recording of Telephone Conversations
       ------------------------------------

       Durlacher may use voice recording procedures when receiving instructions or orders or when giving advice. Such recordings will be the sole property of Durlacher and will be kept confidential other than to assist in the resolution of any relevant dispute, or as required by law or other regulatory authority; in either case, where reasonable, Durlacher will endeavour to give prior notice of such disclosure to the Company.

17.    City Directories
       ----------------

       Unless advised to the contrary Durlacher may nominate the Company for inclusion as a client of Durlacher in the Crawford Directory of City Connections and the Hambro Company Guide, (or other such similar online or off-line publications) and when, or if, requested by Crawford or Hambro (or such other party) so to do, the Company agrees to consent to its inclusion therein.

18.    Amendments
       ----------

       These terms and conditions are subject to change at any time by Durlacher sending to the Company a written notice describing the relevant change(s) and such change(s) will become effective on the date specified in the notice, which will be on or after the date on which the notice is deemed to be received by the Company. No such change will affect any legal rights or obligations which may have previously accrued to or been incurred by Durlacher or the

DURLACHER



       Company. The Company is free to terminate these arrangements with immediate effect if it does not accept the revised terms and conditions.

19.    Notices
       -------

       Any written notice to be given hereunder may be delivered in person, by letter (sent by first class post) or be sent by facsimile transmission to the registered office of Durlacher, in the case of notices to Durlacher and to the address last notified by the Company to Durlacher in the case of notices to the Company. All such notices shall be deemed to have been received at the times when in the ordinary course they have been received.

20.    Illegality
       ----------

       If any part of these terms and conditions or its schedules shall become or be declared illegal, invalid or unenforceable for any reason whatsoever, such part shall be deemed to be deleted, provided always that if any such deletion substantially affects or alters the commercial basis of these terms and conditions, the parties shall negotiate in good faith to amend and modify them as may be necessary or desirable in the circumstances.

21.    Entire Agreement
       ----------------

       The relevant Engagement Letter and the Schedules thereto set out the entire agreement and understanding between the Company and Durlacher in connection with such engagement.

22.    Status of the Company
       ---------------------

       The Company is an ongoing Business Investor as defined by the Rules of the FSA.

23.    Governing Law
       -------------

       Any Engagement Letter and these terms and conditions shall be governed and construed in accordance with English law and the Company hereby submits to the non-exclusive jurisdiction of the English courts.

24.    Right of First Refusal
       ----------------------

       Durlacher shall have the right of first refusal, on terms to be agreed, to advise on and manage any UK fundraisings or other UK corporate finance transactions during the currency of the Engagement or for a period of twelve months after completion of the Engagement.

25.    General
       -------

       This letter does not affect any other agreement with Durlacher entered into with the Company in respect of any other transaction or matter. This letter does not oblige Durlacher to sell, acquire, place, underwrite or sub-underwrite any investments, or to lend monies, unless and until it is expressly agreed otherwise in writing.

DURLACHER


                                   SCHEDULE 4
                                   ----------
                                    Indemnity


In consideration of any services to be provided by Durlacher to the Company, the Company hereby irrevocably agrees with Durlacher: -

1.1 that no claim shall be made against Durlacher, Durlacher Corporation plc or any Durlacher Associate or subsidiary to recover any loss or damage which the Company or any other member of the Group may suffer or incur by reason of the carrying out by Durlacher of its obligations under any Engagement Letter or Durlacher's standard terms and conditions, save where such loss or damage does not arise from the negligence or wilful default of Durlacher, or the Durlacher Associate concerned, or breach by Durlacher of its express obligations under any Engagement Letter or its standard terms and conditions, or a contravention by Durlacher or Durlacher Corporation plc or a Durlacher Associate or subsidiary of the Rules of the FSA;

1.2 for itself, and on the basis that it shall enjoy absolute discretion as to the enforcement of any claim under this paragraph, as agent or trustee on behalf of and for the benefit of each and every Durlacher Associate keep indemnified Durlacher or Durlacher Corporation plc or any Durlacher Associate or subsidiary against all or any losses, charges, expenses, claims, actions, liabilities, demands or proceedings whatsoever brought or established against Durlacher or any Durlacher Associate and against all losses, costs, charges, expenses or taxes which Durlacher or any Durlacher Associate may suffer or incur (including but not limited to all such losses, costs, charges or expenses suffered or incurred in disputing any claim, action, liability, demand or proceedings as aforesaid or in establishing its right to be indemnified pursuant to this paragraph and/or in seeking advice as to any claim, action, liability, demand or proceedings aforesaid) and which in any such case, directly or indirectly, results from or is attributable to:

        (a) any publications, statement, document or communication issued by or on the instruction of the Company not containing or being alleged not to contain all information required to be stated therein or being alleged to be defamatory, untrue, inaccurate, incomplete or misleading or as having been made negligently or otherwise without the required standard of skill and care or reasonableness; or

        (b) the provision by Durlacher or any sub-agent appointed by Durlacher pursuant to any relevant Engagement Letter of services to the Company or any member of the Group in connection with that engagement or otherwise arising by reason of or in connection with such engagement;

        (c) any breach by the Company of any of its obligations or the terms and conditions under any Engagement Letter with Durlacher or Durlacher's standard terms and conditions; or


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        (d)    any failure or alleged  failure by the Company to comply with any legal, statutory or regulatory requirement whether of the United Kingdom or elsewhere,


        and which does not in any such case arise from the negligence or wilful default of Durlacher, Durlacher Corporation plc or the Durlacher Associate or subsidiary concerned or breach by Durlacher of its express obligations under any Engagement Letter or their standard terms and conditions or a contravention by Durlacher, Durlacher Corporation plc or a Durlacher Associate or subsidiary of the Rules of the FSA;

1.3 that all sums payable to Durlacher, Durlacher Corporation plc or any Durlacher Associate or subsidiary under any Engagement Letter or this schedule shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the Company shall pay such additional amount as shall be required to ensure that the net amount received by Durlacher or that Durlacher Associate will equal the full amount which would have been received by it had no such deduction or withholding been made;

1.4 that if the United Kingdom Inland Revenue or any other taxing authority brings into any charge to taxation (or into any computation of income of profits or gain for the purposes of any charge to taxation) any sum payable to Durlacher or any Durlacher Associate by way of reimbursement pursuant to any Engagement Letter or Durlacher's standard terms and conditions or the indemnity in this schedule then the Company shall pay such additional sum or sums as will ensure that after deduction of the tax so chargeable there shall be left a sum equal to the amount that would otherwise by payable hereunder as a result of such reimbursement or indemnity;

1.5     that references to "Durlacher Associates" are to: -

        (a) the officers, directors, employees, agents and advisers from time to time of Durlacher;
        (b) the subsidiary undertakings and parent undertakings of Durlacher or Durlacher Corporation plc, from time to time and their respective shareholders, and each of the subsidiary undertakings of any such companies, and each of their respective officers, directors and employees, agents and advisers from time to time;
        (c) to the extent that they are not included in sub-paragraphs (a) and (b) of this paragraph, persons connected with Durlacher as defined in the Rules of the FSA, as regards any transaction contemplated by any engagement; and
        (d)     any successor or assignee of any such persons;

1.6 that if Durlacher receives notice of any claim in connection with its engagement by the Company, Durlacher shall give to the Company such information in relation to the claim, fact or circumstances as the Company may reasonably request and shall consult with and have regard to the Company's views expressed in writing in relation thereto;


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DURLACHER





1.7 that the indemnity in this schedule is in addition to any rights which Durlacher, Durlacher Corporation plc or any Durlacher Associate or subsidiary may have by virtue of any other existing or future deed or document or at common law or under statute or otherwise howsoever including, but not limited to, any right of contribution; and

1.8 that the indemnity in this schedule shall be governed by and construed in accordance with the laws of England and the Company irrevocably submits to the non-exclusive jurisdiction of the English courts in connection with any matter arising therefrom.















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